Exhibit 99.1

CONTACTS:
Richard Leland	Karen Denning
Investor Relations	Media Relations
561-438-3796	630-438-7445
Richard.Leland@officedepot.com	Karen.Denning@officedepot.com

Office Depot Announces Retirement of CEO Roland Smith in 2017 and Executive

Reorganization to Align with its Three-Year Strategic Plan

Boca Raton, Fla., August 22, 2016 – Office Depot, Inc. (NASDAQ: ODP) today announced that Roland Smith plans to retire as Chief Executive Officer of the company. Smith will continue to serve as CEO until a successor is named, which is expected by the end of first quarter 2017. It is expected Smith will remain Chairman of the Board. The Board of Directors will evaluate, with the assistance of an executive search firm, both internal and external candidates for CEO.

“Since joining Office Depot in November 2013, Roland has built and led a talented management team that has done an outstanding job of integrating Office Depot and OfficeMax, and delivered synergies and efficiencies that significantly exceeded expectations,” said Warren Bryant, Lead Director of the Board of Directors. “In addition, Roland and his team worked closely with the Board to develop a clear and compelling three-year strategic plan that positions the company for profitable growth. Roland has led the company to a position of solid standing, and we appreciate his ongoing leadership and commitment to Office Depot as we identify and transition to our next CEO.”

“My decision to retire has not been an easy one. In 2013, I set aside a number of personal ambitions to accept a three-year contract with Office Depot, and it’s now time for me to refocus on those priorities,” said Smith. “I am extraordinarily proud of what the Office Depot team has accomplished these past three years, and I am confident that we will successfully execute our new strategy and grow shareholder value.”

Executive Reorganization

Office Depot also announced today that it is reorganizing its Executive Committee to better align with the three-year strategic plan unveiled by the company earlier this month. As part of that plan, Office Depot is consolidating its retail, contract, ecommerce and marketing operations to better serve our customers in today’s omni-channel marketplace. These functions will now report to Troy Rice, who has been named to the newly-created position of Chief Operating Officer, North America. Rice currently serves as Office Depot’s Executive Vice President, Retail, where he successfully led the integration of the Office Depot and OfficeMax store operations, drove same store sales improvements and significantly grew operating profit.

The company has also named Rob Koch to the newly-created position of Executive Vice President, Business Development, where he will be responsible for identifying and commercializing new business opportunities. In this role, Koch will have substantial responsibility for rolling out Office Depot’s store of the future and the expansion of adjacency opportunities, including Jan-San. Koch is currently Senior Vice President, Real Estate, and will continue to oversee the company’s real estate portfolio, including leading Phase II of the retail optimization plan.

Rice and Koch will report to Mark Cosby, President, North America, until a new CEO is named, at which time the President and CEO roles will be consolidated and they will report directly to the CEO and serve on the company’s Executive Committee.

Additionally, Steve Calkins, Executive Vice President, Contract, has been promoted to Executive Vice President and Chief Legal Officer. Calkins is a seasoned legal and business leader who previously served as Vice President and Deputy General Counsel of the company, as well as spent a number of years in private law practice. Calkins replaces Elisa Garcia, who recently left the company. Calkins will report to the CEO and serve on the company’s Executive Committee.

“Troy and Rob are both experienced and talented executives who have provided critical leadership during extraordinary times at Office Depot,” said Smith. “Troy’s ability to lead our organization through the integration of the Office Depot and OfficeMax stores and significantly improve retail profitability positions him perfectly to align our retail, contract and ecommerce functions for optimal customer service and efficiency. Rob’s leadership in rolling out the first phase of our store of the future has demonstrated his capacity to think creatively and commercialize new opportunities.

“In addition, Steve’s excellent work as head of our contract business combined with his previous role as Office Depot’s Deputy General Counsel allows him to return to the legal department as a well-rounded leader with a broader business perspective.”

Roland Smith will provide a statement via webcast for analysts and investors today at 8:30 a.m. Eastern Time. The live audio of the webcast can be accessed via the Internet by visiting our Investor Relations website at investor.officedepot.com.

About Office Depot, Inc.

Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The Company has annual sales of approximately $14 billion, employs approximately 49,000 associates, and serves consumers and businesses in 59 countries with approximately 1,800 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, franchisees, licensees and alliance partners. The Company operates under several banner brands including Office Depot, OfficeMax, Grand & Toy, and Viking. The company’s portfolio of exclusive product brands include TUL, Foray, Brenton Studio, Ativa, WorkPro, Realspace and HighMark.

Office Depot, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “ODP”. Additional press information can be found at: http://news.officedepot.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to the termination of Office Depot’s pending acquisition by Staples, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from Office Depot’s European restructuring plan; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.